Westwood Holdings Group, Inc. Names Jan Ryan to Board of Directors

DALLAS (June 3, 2025) – Westwood Holdings Group (NYSE: WHG), a boutique asset management, trust and wealth services firm, today announced the appointment of Jan Ryan to its Board of Directors. Based in Austin, Texas, Ms. Ryan brings over three decades of leadership experience, spanning technology, venture capital, revenue strategy and operational alignment. Her appointment further strengthens Westwood’s Board as the firm continues to advance its focus on innovation, client experience and long-term value creation for investors.
“We are thrilled to welcome Jan to our Board of Directors,” Brian Casey, CEO of Westwood Holdings Group, commented. “Her deep expertise in venture capital, technology and growth strategy, combined with her proven leadership and entrepreneurial mindset, will be invaluable as we continue to evolve our platform and pursue new opportunities for our clients and shareholders.”
Ms. Ryan shared, “I am honored to join the Board of Directors at Westwood Holdings Group,” adding, “I look forward to contributing to the company’s mission of delivering strong results for clients while fostering a culture of innovation, inclusivity and responsible growth. Together, we’ll navigate the opportunities ahead with a clear focus on long-term success.”
Jan Ryan Bio
Jan Ryan is a seasoned entrepreneur, board advisor and growth strategist with over 30 years of experience in leading and scaling technology-driven companies. She has held executive roles such as founder, CEO, COO and CRO at multiple venture-backed and private equity-backed firms, resulting in four successful acquisitions and one IPO. Ms. Ryan is currently the founder and managing partner of 3Hills Group, an advisory firm focused on growth strategy and innovation for high-performing CEOs and boards.
Previously, she co-founded Social Dynamx, an SaaS-based platform for large-scale social customer care, acquired by Lithium Technologies. Ms. Ryan’s strategic counsel has guided companies through critical phases of market expansion, revenue optimization and organizational scaling.
In addition to her private sector leadership, Ms. Ryan has held prominent academic and civic roles. She served as executive director of entrepreneurship and innovation at the University of Texas at Austin and co-founded the Kendra Scott Women’s Entrepreneurial Leadership Institute. She currently teaches “Women in Entrepreneurship” at UT and serves on various councils and task forces in Austin.
Her board and advisory expertise includes growth and distribution strategy, client experience transformation, technology risk oversight and ESG-aligned leadership. Ms. Ryan resides in Austin and Wimberley, Texas.
ABOUT WESTWOOD HOLDINGS GROUP, INC.
Westwood Holdings Group, Inc. (NYSE: WHG) is a boutique asset management firm that offers a diverse array of actively managed and outcome-oriented investment strategies, along with white-glove trust and wealth services, to institutional, intermediary and private wealth clients. For over 40 years, Westwood’s client-first approach has fostered strong, long-term client relationships due to our unwavering commitment to delivering bespoke investment strategies with a vehicle-optimized approach, exceptional counsel and unparalleled client service. Our flexible and agile approach to investing allows us to adapt to constantly changing markets, while continually seeking innovative strategies that meet our investors’ short- and long-term needs.
Our team at Westwood comes from varied backgrounds and life experiences, which reflects our origins as a woman-founded firm. We are committed to incorporating diverse insights and knowledge into all aspects of our services and solutions. Our culture and approach to our business reflect our core values — integrity, reliability, responsiveness, adaptability, flexibility and collaboration — and underpin our constant pursuit of excellence. For more information on Westwood, please visit visit westwoodgroup.com.

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Tyler Bradford
Hewes Communications
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